UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

THE MEN’S WEARHOUSE, INC.

(Exact name of registrant as specified in its charter)

Texas (State of incorporation or organization)	74-1790172 (I.R.S. Employer Identification No.)

6380 Rogerdale Road, Houston, Texas (Address of principal executive offices)	77072 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be so registered
Preferred Share Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

This Form 8-A/A is filed by The Men’s Wearhouse, Inc. (the “Company”), to amend Item 1 of the Form 8-A first filed by the Company with the Securities and Exchange Commission on October 11, 2013.

On May 5, 2014, the Company and American Stock Transfer & Trust Company LLC (the “Rights Agent”) entered into an amendment (“Amendment No. 1”) to that certain Rights Agreement, dated as of October 10, 2013 (the “Rights Agreement”). Amendment No. 1 amends the Rights Agreement in certain respects, including to provide that the Rights (as defined in the Rights Agreement) shall expire on May 5, 2014.

Accordingly, Item 1 is hereby amended as follows:

Item 1.                                                         Description of Registrant’s Securities to be Registered

Distribution Date; Exercisability

The last sentence of the third paragraph of this section is deleted in its entirety and replaced as set forth below:

“The Rights will expire on May 5, 2014 (the “Expiration Date”), unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.”

Item 2.                   Exhibits

Item 2 is hereby amended and supplemented to add the following exhibit:

4.2                               Amendment No. 1 to Rights Agreement, dated as of May 5, 2014, between The Men’s Wearhouse, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 5, 2014).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE MEN’S WEARHOUSE, INC.

Date: May 5, 2014

By:	/s/ Jon W. Kimmins
	Name:	Jon W. Kimmins
	Title:	Executive Vice President, Chief Financial Officer,
Treasurer and Principal Financial Officer